UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 19, 2010

MSCI Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33812	13-4038723
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

88 Pine Street, New York, NY 10005	10005
(Address of principal executive offices)	(Zip Code)

(212) 804-3900
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 19, 2010, the Board of Directors of MSCI Inc. (“MSCI”) appointed Mr. David M. Obstler, Chief Financial Officer, effective upon the completion of its acquisition of RiskMetrics Group, Inc. (“RiskMetrics”).  Mr. Obstler will succeed Mr. Michael K. Neborak, who will cease to be Chief Financial Officer upon the completion of the acquisition.  Mr. Obstler will also serve as MSCI’s designated principal financial officer and principal accounting officer for Securities and Exchange Commission reporting purposes.   Mr. Neborak will continue as an employee of MSCI for a transition period.

Mr. Obstler, 50, is currently the Chief Financial Officer of RiskMetrics, where he has served in such role since January 2005.  From 2000 to 2004, he was chief financial officer and executive vice president of corporate development for Pinnacor Inc., a NASDAQ publicly listed provider of software and services to the financial services industry.  Prior to that, he was an investment banker at JPMorgan, Lehman Brothers and Goldman Sachs.  He earned a B.A. from Yale University and an M.B.A. from Harvard Business School.

Mr. Obstler will be paid an annual base salary of $350,000.  Mr. Obstler will be eligible to receive an annual cash bonus and participate in the MSCI Inc. Amended and Restated 2007 Equity Incentive Compensation Plan and other compensation plans or arrangements available to MSCI’s senior executive officers.

Item 8.01.

MSCI issued a press release on May 19, 2010 announcing the appointment of Mr. Obstler as Chief Financial Officer of MSCI, effective upon the closing of MSCI’s proposed acquisition of RiskMetrics, succeeding Mr. Neborak.  A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01.               Financial Statements and Exhibits.

(d) Exhibits

99.1           Press Release of MSCI Inc. dated May 19, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MSCI Inc.

Date: May 19, 2010	By:	/s/ Henry A. Fernandez
	Name:	Henry A. Fernandez
	Title:	Chief Executive Officer, President and Chairman

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press Release of MSCI Inc. dated May 19, 2010.